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                                                                    EXHIBIT 10.3

                             CONSULTING AGREEMENT


This Consulting Agreement ("Agreement") is effective January 1, 1999, between Northern Life Insurance Company, Seattle, Washington ("Company") and Randy James, of Maple Valley, Washington ("Consultant").

Company assigns to Consultant and Consultant agrees to perform the services shown in Section 1 below under the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth in this Agreement, it is agreed by and between Company and Consultant:

1.   Description of Services
     -----------------------

     Consultant shall serve as a member and Chairman of Company's Educators Advisory Board and provide services to Company on an as-needed basis with regard thereto. In addition, consultant shall serve as a consultant to Company's Board of Directors.

2.   Payment for Services
     --------------------

     A.        The terms and conditions for payment are as follows:

          Annual retainer for services with regard to the Educators Advisory
          Board:  $6,500 per year.

          For attendance at meetings of the Educators Advisory Board or Company's Board of Directors: $1,000 per meeting.

     B. Any expenses for which Consultant seeks reimbursement must be approved by Company and must be submitted to Company for payment within 60 days of the date incurred. Reimbursed expenses submitted later than 60 days shall be treated as income to Consultant.

3.   Relationship of Parties to this Agreement
     -----------------------------------------

     Company and Consultant intend that the relationship of independent contractor-employer be created by this Agreement. The Company is interested in the result achieved. Control of the work and the manner and means by which it is accomplished lie solely with the Consultant. Neither Consultant nor Consultant's employees, if any, are agents or employees of Company for any purpose. It is the understanding of the parties that Company does not agree to use Consultant exclusively and that Consultant is free to contract for similar services with or be employed by other companies while under contract with Company.
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4.   Duration of Contract; Termination
     ---------------------------------

     A. This Agreement will commence on the date shown in the first paragraph when signed by both Company and Consultant. This Agreement will automatically terminate December 31, 1999, subject to Section 4.B. It may be continued beyond such date by subsequent written agreement.

     B. Either party may cancel this Agreement upon 30 days written notice to the other party.

5.   Miscellaneous
     -------------

     A. Since the relationship of independent contractor-employer is intended, it is understood that neither Consultant nor Consultant's employees, if any, will be entitled to benefits normally extended to Company's employees. These benefits include, but are not limited to, insurance, vacation, pension or profit sharing, and other fringe benefits.

     B. Company will not withhold for Social Security; Consultant will file and pay Social Security as a self-employed person. With regard to income tax withholding, Consultant will maintain his/her own records for tax purposes and make appropriate filings and tax payments.

     C. Company does not insure Consultant for Worker's Compensation coverage.

     D.        Company does not insure Consultant for unemployment insurance.

     E. Any works and their copyright produced by Consultant or employees of Consultant pursuant to this Agreement are by this Agreement assigned to and become the property of Company and may not be reproduced, removed, marketed, retrieved or used without the written consent of an authorized officer of Company.

     F. Consultant agrees to hold in strict confidence any and all Confidential Information and knowledge obtained by him/her during the term of this Agreement relative to Company's business. For purposes of this Agreement, the term "Confidential Information" shall mean not only confidential information of third parties in the possession of Company, but also all proprietary, technical and financial data, information, processes and trade secrets which have been developed or acquired exclusively by the Company or its affiliates, are unique to the business of the Company, are not generally known to competitors of the Company, are treated as

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          confidential by the Company, and were not known to Consultant prior to
          Consultant's performance of the services hereunder. Except as may be authorized by the Company in writing, Consultant and its employees shall not copy, use and/or disclose any such Confidential Information to any person. Consultant will include a notice to this effect in a written agreement with each Consultant employee that performs services for Company.

     G. This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them. No modification or addition hereto or waiver or cancellation of any provision hereof shall be valid except by a writing signed by the parties hereto.

     H. This Agreement is deemed to be made under and shall be governed by and construed according to the laws of the State of Washington.

     I. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement.

Consultant                         Northern Life Insurance Company


_____________________________      By:_________________________________

Date:________________________      Its:________________________________

                                   Date:_______________________________


                                   By:_________________________________

                                   Its:________________________________

                                   Date:_______________________________

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